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                                                                   Exhibit 3.27

                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Cendant Car Rental Operations Support, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

The name of the Company is hereby changed to AB Car Rental Services, Inc.

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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under of by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of November, 2006

                                           By:    /s/ Karen C. Sclafani
                                                  -----------------------------
                                                  Authorized Officer

                                           Title: Executive Vice President
                                           Name:  Karen C. Sclafani
                                                  Print or Type

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                         CERTIFICATE OF INCORPORATION
                  CENDANT CAR RENTAL OPERATIONS SUPPORT, INC.

   FIRST: The name of the Corporation is Cendant Car Rental Operations Support, Inc. (hereinafter the "Corporation").

   SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue 1,000 shares of Common Stock, each having a par value of one penny ($.01).

   FIFTH: The name and mailing address of the Sole Incorporator is as follows:

             Leigh .Anne Elixson
             1 Campus Drive
             Parsippany, NJ 07054

   SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

       (1) The business affairs of Corporation shall be managed by or under the direction of the Board of Directors.

       (2) The directors shall have concurrent power with the stockholders to make, alter, amend change add to or appeal by the By-Laws of the Corporation.

       (3) The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

       (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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       (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GEL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws bad not been adopted.

   SEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GEL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

   EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

   I, THE UNDERSIGNED, being the Sole Incorporator named, for the purpose of forming a corporation, and relinquishing all of her power as of the filing of this Certificate, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of April, 2003.

                                                  /s/ Leigh Anne Elixson
                                                  -----------------------------
                                                  Leigh Anne Elixon
                                                  Sole Incorporator